Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information:
Ronald  L. Thigpen                       John  Marsh
Executive Vice President and COO         President
Southeastern Bank Financial Corp.        Marsh  Communications  LLC
706-481-1014                             770-458-7553

                   Southeastern Bank Financial Corp. Reports
                    Fourth Quarter and Year-End 2009 Results

AUGUSTA, Ga., Feb. 1, 2010 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T), today reported a quarterly net loss of $9.4 million, or a loss of $1.41 per share, for the three months ended Dec. 31, 2009, compared to net income of $660,139, or $0.11 in earnings per share, in the fourth quarter of 2008. For the full year, the company reported a net loss of $8.0 million, or $1.24 per diluted share, compared to net income of $7.6 million, or $1.26 in diluted earnings per share, for 2008.

"In response to plummeting real estate values in metro Atlanta, Athens and Savannah, which have severely impacted our exposure in these markets, we changed our strategy in the fourth quarter to write down or sell problem assets more quickly in order to reduce the risk of further deterioration and convert nonearning assets to earning assets," said R. Daniel Blanton, president and chief executive officer. "This more aggressive strategy resulted in larger losses in the short term in order to strengthen the company's position going forward. We removed $10.5 million in problem loans from our books, while boosting our allowance for loan losses to $22.3 million. We also liquidated approximately $9.0 million in Other Real Estate Owned (OREO), which contributed $5.8 million to our earnings shortfall.

"We took advantage of our solid core bank earnings and strong capital position to resolve a substantial amount of our problem assets outside of our core Augusta market. It was a prudent decision made in the best long-term interests of our shareholders and company, as it greatly improved our balance sheet and positioned our company to return to profitability in 2010."

At Dec. 31, 2009, total assets were $1.5 billion, an increase of $80.1 million, or 5.7 percent, from Dec. 31, 2008. The company's SB&T subsidiary closed the fourth quarter of 2009 with $159.6 million in total assets, reflecting growth of $36.0 million, or 29.2 percent, since Dec. 31, 2008.

Loans outstanding at the end of the fourth quarter of 2009 were $956.6 million, compared to $1.0 billion at Dec. 31, 2008. Total deposits at Dec. 31, 2009, were $1.3 billion, an increase of 12.4 percent from the same period a year ago. Cash and cash equivalents totaled $148.0 million at the end of the fourth quarter, an increase of $110.2 million from Dec. 31, 2008. Due to the uncertainty of the economic environment in 2009, the company strategically decided to maintain unusually high levels of liquidity.

Net interest income for the fourth quarter of 2009 was $10.6 million, an increase of $513,498 from the same period a year ago. Noninterest income for the quarter was $5.5 million, an increase of $1.6 million from the fourth quarter of 2008. Noninterest expense in the fourth quarter of 2009 increased $6.4 million from a year ago to $15.6 million, reflecting in part the losses on the sale of OREO in the fourth quarter, higher loan collection costs and higher FDIC premiums.

"Core bank earnings remained strong in the fourth quarter, with increases in both net interest income and noninterest income from the fourth quarter of 2008," said Blanton. "As a result, we were able to maintain a strong capital position while increasing the allowance for loan losses. Our total risk-based capital ratio was 12.55 percent at the end of 2009, and our Tier 1 capital ratio was 7.51 percent, both considerably above the FDIC's requirements to be considered 'well capitalized.'

"In addition, this strategy resulted in solid improvements in our credit quality at the end of 2009, with a 17.2 percent reduction in nonaccrual loans from the end of the third quarter, and a 48.9 percent decline in our OREO. It also better positioned the company for any additional losses that might result from further declining real estate values."

Nonperforming assets at Dec. 31, 2009, were 2.65 percent of total assets, compared to 3.92 percent at Sept. 30, 2009, and 3.39 percent at Dec. 31, 2008. Net charge-offs for the fourth quarter of 2009 totaled 4.42 percent of average loans on an annualized basis, compared to 1.69 percent annualized in the third quarter of 2009 and 1.14 percent annualized in the fourth quarter of 2008. Net charge-offs for the year 2009 totaled 2.42 percent of average loans, compared to
0.65 percent for 2008. The company held $8.0 million in OREO at Dec. 31, 2009, compared to $15.6 million at Sept. 30, 2009, and $5.7 million at Dec. 31, 2008.

The provision for loan losses totaled $16.2 million for the fourth quarter of 2009, compared to $4.9 million in the third quarter of 2009 and $4.1 million in the fourth quarter of 2008. Allowance for loan losses increased to $22.3 million, or 2.38 percent of loans outstanding, at Dec. 31, 2009, from 16.8 million, or 1.75 percent of loans outstanding, at Sept. 30, 2009, and $14.7 million, or 1.49 percent of loans outstanding, at Dec. 31, 2008.

Net interest income for the 12 months ended Dec. 31, 2009, was $42.3 million, compared to $40.2 million in 2008. Noninterest income in 2009 was $20.7 million, compared to $16.7 million in 2008. Noninterest expense for the full year totaled $46.5 million, compared to $36.8 million in 2008. The company's net interest margin was 3.12 percent for 2009, compared to 3.24 percent for 2008. Contributing to the declining margin was the strategic decision to retain a high level of liquidity throughout 2009.

"As a result of the difficult, yet necessary, decisions we made in the fourth quarter to take a more aggressive position to quickly resolve problem assets, we finished 2009 in a more advantageous position than we started the year," said Blanton. "As we move forward, this will enable us to refocus our attention on the basics of banking - making sound loans, attracting deposits, and generating income and earnings while serving our communities."

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $1.5 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and an office in Athens, Ga. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe  Harbor  Statement  -  Forward-Looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


                                      ###

                 SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                              Consolidated Balance Sheets

                                                            December 31,
                                                                2009         December 31,
                          Assets                             (Unaudited)         2008
                                                           ---------------  --------------
Cash and due from banks                                    $  123,660,855   $   24,859,620
Federal funds sold                                              7,300,000        9,780,000
Interest-bearing deposits in other banks                       17,032,784        3,128,043
                                                           ---------------  --------------
        Cash and cash equivalents                             147,993,639       37,767,663

Investment securities
  Available-for-sale                                          306,216,156      299,339,182
  Held-to-maturity, at cost (fair values of
    $491,860 and $697,977, respectively)                          490,000          689,128

Loans held for sale                                            19,156,943       18,955,283

Loans                                                         937,489,634      986,830,706
  Less allowance for loan losses                               22,338,255       14,742,339
                                                           ---------------  --------------
        Loans, net                                            915,151,379      972,088,367

Premises and equipment, net                                    31,702,655       33,959,975
Accrued interest receivable                                     6,090,791        7,085,348
Bank-owned life insurance                                      23,247,879       17,368,065
Restricted equity securities                                    6,337,700        6,571,485
Other real estate owned                                         7,973,830        5,733,775
Other assets                                                   26,757,760       11,480,316
                                                           ---------------  --------------

                                                           $1,491,118,732   $1,411,038,587
                                                           ===============  ==============

           Liabilities and Stockholders' Equity

Deposits
    Noninterest-bearing                                    $  114,780,339   $  111,291,359
    Interest-bearing:
      NOW accounts                                            210,437,831      166,560,715
      Savings                                                 343,739,778      247,249,303
      Money management accounts                                44,780,787       50,404,031
      Time deposits over $100,000                             418,750,941      385,439,375
      Other time deposits                                     148,044,382      178,607,605
                                                           ---------------  --------------
                                                            1,280,534,058    1,139,552,388

Federal funds purchased and securities sold
  under repurchase agreements                                   3,187,807       62,552,922
Advances from Federal Home Loan Bank                           77,000,000       84,000,000
Other borrowed funds                                              600,000                -
Accrued interest payable and other liabilities                 13,106,706       10,282,777
Subordinated debentures                                        22,946,646       20,000,000
                                                           ---------------  --------------

        Total liabilities                                   1,397,375,217    1,316,388,087
                                                           ---------------  --------------

Stockholders' equity:
  Preferred stock, no par value; 10,000,000 shares
    authorized; 0 shares outstanding in 2009 and
    2008, respectively                                                  -                -
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 6,672,826 and 5,987,674 shares issued
    and outstanding in 2009 and 2008, respectively             20,018,478       17,963,022
  Additional paid-in capital                                   62,359,597       55,188,533
  Retained earnings                                            12,692,134       21,455,152
  Treasury stock, at cost; 0 shares in
    2009 and 2008, respectively                                         -                -
  Accumulated other comprehensive (loss) income, net           (1,326,694)          43,793
                                                           ---------------  --------------

        Total stockholders' equity                             93,743,515       94,650,500
                                                           ---------------  --------------

                                                           $1,491,118,732   $1,411,038,587
                                                           ===============  ==============

                                    SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                               Consolidated Statements of Income

                                                            (Unaudited)

                                                                Three Months Ended             Twelve Months Ended
                                                                    December 31,                   December 31,
                                                           ------------------------------  -----------------------------
                                                                2009            2008           2009            2008
                                                           --------------  --------------  -------------  --------------
Interest income:
  Loans, including fees                                    $  13,968,352   $  15,084,282   $ 56,196,016   $  61,567,685
  Investment securities                                        3,317,714       3,647,671     14,281,826      13,591,110
  Federal funds sold                                              32,182          95,101         94,708         470,004
  Interest-bearing deposits
    in other banks                                                97,855          27,401        187,523          45,820
                                                           --------------  --------------  -------------  --------------
    Total interest income                                     17,416,103      18,854,455     70,760,073      75,674,619
                                                           --------------  --------------  -------------  --------------

Interest expense:
  Deposits                                                     5,779,900       7,477,985     24,248,560      30,016,988
  Federal funds purchased
    and securities sold
    under repurchase
    agreements                                                     7,272         157,497        327,531       1,317,190
  Other borrowings                                               979,586       1,083,126      3,907,029       4,155,080
                                                           --------------  --------------  -------------  --------------
      Total interest expense                                   6,766,758       8,718,608     28,483,120      35,489,258
                                                           --------------  --------------  -------------  --------------

      Net interest income                                     10,649,345      10,135,847     42,276,953      40,185,361

Provision for loan losses                                     16,162,301       4,058,425     30,903,788       9,054,700
                                                           --------------  --------------  -------------  --------------

      Net interest (loss) income
        after provision for loan losses
                                                              (5,512,956)      6,077,422     11,373,165      31,130,661
                                                           --------------  --------------  -------------  --------------

Noninterest income:
  Service charges and
    fees on deposits                                           1,826,849       1,845,125      7,050,929       7,291,075
  Gain on sales of loans                                       1,850,433       1,382,179      8,493,426       5,747,255
  Gain (loss) on sale of fixed assets                              1,500           1,865        (14,729)          8,626
  Investment securities gains
    (losses), net                                                838,761        (166,084)     2,531,603         (77,467)
  Other-than-temporary impairment
    losses (less $834,648 recognized
    in other comprehensive
    income, before taxes)                                              -               -       (974,784)              -
  Retail investment income                                       321,459         254,777      1,175,031       1,095,692
  Trust service fees                                             273,952         261,703      1,039,819       1,134,330
  Increase in cash surrender value of
    bank-owned life insurance                                    230,551         159,319        879,814         707,580
  Miscellaneous income                                           130,144         146,743        558,495         798,392
                                                           --------------  --------------  -------------  --------------
    Total noninterest income                                   5,473,649       3,885,627     20,739,604      16,705,483
                                                           --------------  --------------  -------------  --------------

Noninterest expense:
  Salaries and other personnel expense                         5,606,466       5,096,572     22,533,801      20,852,094
  Occupancy expenses                                           1,196,477       1,220,810      4,690,977       4,373,482
  Other operating expenses                                     8,802,490       2,885,154     19,286,621      11,526,775
                                                           --------------  --------------  -------------  --------------
    Total noninterest expense                                 15,605,433       9,202,536     46,511,399      36,752,351
                                                           --------------  --------------  -------------  --------------

    (Loss) income before income taxes                        (15,644,740)        760,513    (14,398,630)     11,083,793

Income tax (benefit) expense                                  (6,227,052)        100,374     (6,414,063)      3,505,492
                                                           --------------  --------------  -------------  --------------

    Net (loss) income                                      $  (9,417,688)  $     660,139   $ (7,984,567)  $   7,578,301
                                                           ==============  ==============  =============  ==============

Basic net (loss) income per share                          $       (1.41)  $        0.11   $      (1.24)  $        1.27
                                                           ==============  ==============  =============  ==============

Diluted net (loss) income per share                        $       (1.41)  $        0.11   $      (1.24)  $        1.26
                                                           ==============  ==============  =============  ==============

Weighted average common
  shares outstanding                                           6,672,826       5,987,674      6,422,867       5,972,429
                                                           ==============  ==============  =============  ==============

Weighted average number of
  common and
  common equivalent
  shares outstanding                                           6,672,826       6,013,299      6,425,241       6,011,689
                                                           ==============  ==============  =============  ==============